UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 31, 2006

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of July 31, 2006, HomeBanc Corp. (“HomeBanc”) and HomeBanc Mortgage Corporation (“HBMC”) entered into the 7/06 Amendment to Credit Agreement (the “7/06 Amendment”) amending the terms of the existing 8/05 Amended and Restated Senior Secured Credit Agreement dated as of August 1, 2005 by and among HomeBanc, HBMC, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and a Lender, and the other Lender(s) named as parties thereto (as amended, the “Credit Agreement”). The 7/06 Amendment extends the maturity date of the Credit Agreement to October 31, 2006. HMBC is a wholly-owned subsidiary of HomeBanc.

The 7/06 Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1

7/06 Amendment to Credit Agreement dated as of July 31, 2006 by and among HomeBanc Corp., HomeBanc Mortgage Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and a Lender, and the other Lender(s) named as parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 31, 2006

HOMEBANC CORP.

		By:	/s/ ALANA L. GRIFFIN
		Name:	Alana L. Griffin
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

7/06 Amendment to Credit Agreement dated as of July 31, 2006 by and among HomeBanc Corp., HomeBanc Mortgage Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and a Lender, and the other Lender(s) named as parties thereto.